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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-4 of Scotsman Industries, Inc. of our report, dated 26 January 1994, on our audits of the financial statements of Whitlenge Drink Equipment Limited for the six-month period ended 31 March 1992, and of Whitlenge Acquisition Limited for the year ended 30 September 1993 and the six-month period ended 30 September 1992. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand

Birmingham, England
24 March 1994